Exhibit 21.1
SUBSIDIARIES
American National Insurance Company’s subsidiaries are:

Jurisdiction of Incorporation or
Name of Subsidiary	Organization
Alternative Benefit Management, Inc.	Nevada
American National County Mutual Insurance Company	Texas
American National General Insurance Company	Missouri
American National Insurance Service Company	Missouri
American National Investment Accounts, Inc.	Maryland
American National Life Holdings, Inc.	Nevada
American National Life Insurance Company of Texas	Texas
American National Life Insurance Company of New York	New York
American National Lloyds Insurance Company	Texas
American National of Delaware Corporation	Delaware
American National Property & Casualty Holdings, Inc.	Delaware
American National Property and Casualty Company	Missouri
AN Stonebriar, Ltd.	Texas
AN/CAN Investments, Inc.	Canada
ANDV 97, Inc.	Texas
ANH20, Inc.	Texas
ANIND TX, Inc.	Texas
ANPAC General Agency of Texas	Texas
ANPAC Lloyds Insurance Management, Inc.	Texas
ANPAC Louisiana Insurance Company	Louisiana
ANPIN, L.P.	Texas
ANREINV, Inc.	Texas
ANREM Corporation	Texas
ANTAC, Inc.	Nevada
Comprehensive Investment Services, Inc.	Nevada
Eagle 99, Inc.	Nevada
Eagle AN, L.P.	Texas
Eagle Ind., L.P.	Texas
Farm Family Casualty Insurance Company	New York
Farm Family Financial Services, Inc.	New York
Farm Family Life Insurance Company	New York
Galveston Island Water Park, L.P.	Texas
Garden State Life Insurance Company	Texas
Lawyers Title of Galveston	Texas
Pacific Property and Casualty Company	California
PCO Battery Brooke Parkway, L.P.	Virginia
PCO Carolina Pines, L.P.	South Carolina
PCO Corporate Drive Limited Partnership	North Carolina
PCO Jenkins Brothers Road, L.P.	South Carolina
PCO Kent Drive, L.P.	Georgia
PCO Nashville, L.P.	Tennessee
PCO Northfork, L.P.	Tennessee
PCO Omnicron Court, L.P.	Kentucky
PCO Watkins Road, L.P.	North Carolina
Preston 121 Partners, Ltd.	Texas
R.A.A.B. of W. Va., Inc.	West Virginia
Rural Agency and Brokerage of New Hampshire, Inc.	New Hampshire
Rural Agency and Brokerage, Inc.	New York
Rural Insurance Agency and Brokerage of Massachusetts, Inc.	Massachusetts
Securities Management and Research, Inc.	Florida
SM&R Investments, Inc.	Maryland
South Shore Harbour Development, Ltd.	Texas
Standard Life and Accident Insurance Company	Texas
Standard Plus, Inc.	Texas
United Farm Family Insurance Company	New York

•	In addition to the entities shown in this chart, American National Insurance Company owns a direct or indirect interest in certain joint ventures and limited partnerships. Such ownership is primarily in connection with real estate investments. In addition, American National Insurance Company owns several “shell” companies, which are currently inactive.